                                State of Florida

                              Department of State

                                     (SEAL)

I certify the attached is a true and correct copy of the application by GLOBAL
BROADCAST GROUP, INC., a Delaware corporation, authorized to transact business within the State of Florida on June 19, 2002 as shown by the records of this office.

The document number of this corporation is F02000003144.

                                                 Given under my hand and the
                                             Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                                Twentieth day of June, 2002

(seal)                                           /s/   Katherine Harris
                                                 ----------------------
                                                       Katherine Harris
                                                       Secretary of State

                                     (SEAL)
                          FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

June 20, 2002

SAMUEL WINER
GLOBAL BROADCAST GROUP, INC.
5770 ROOSEVELT BLVD., SUITE 510
CLEARWATER, FL 33760

Qualification documents for GLOBAL BROADCAST GROUP, INC. were filed on June 19,
2002 and assigned document number F02000003144. Please refer to this number whenever corresponding with this office.

Your corporation is now qualified and authorized to transact business in Florida as of the file date.

The certification you requested is enclosed.

A corporation annual report/uniform business report will be due this office between January 1 and May 1 of the year following the calendar year of the file date. A Federal Employer Identification (FEI) number will be required before this report can be filed. If you do not already have an FEI number, please apply
NOW with the Internal Revenue by calling 1-800-829-3676 and requesting form
SS-4.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have any questions regarding this matter, please telephone (850) 245-
6051, the Foreign Qualification/Tax Lien Section.

Michelle Hodges
Document Specialist
Division of Corporations                       Letter Number: 202A00039996

      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314